EXHIBIT 23.1


                    Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-4325) and Registration Statement on Form S-3 (No. 33-54657) of Coca-Cola Bottling Co. Consolidated of our report dated February 23, 1996 appearing in this Form 10-K.


(Signature of Price Waterhouse LLP)

PRICE WATERHOUSE LLP
Charlotte, North Carolina
March 21, 1996

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